UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2011

NCR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-00395	31-0387920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3097 Satellite Blvd., Duluth, Georgia		30096
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 11, 2011, NCR Corporation, a Maryland corporation (“NCR”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among NCR, Ranger Acquisition Corporation, a Georgia corporation and a wholly-owned subsidiary of NCR (“Purchaser”), and Radiant Systems, Inc., a Georgia corporation (“Radiant”), pursuant to which NCR was to acquire Radiant (the “Transaction”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) on July 25, 2011 to purchase all of the outstanding shares of the common stock, no par value per share, of Radiant (the “Shares”), at a price per Share of $28.00 (the “Offer Price”), net to the seller in cash, without interest and less applicable withholding taxes. The Offer expired at 12:00 midnight at the end of the day on August 19, 2011, and on August 22, 2011, NCR accepted for payment all Shares validly tendered and not validly withdrawn in the Offer. On August 24, 2011, pursuant to the terms of the Merger Agreement, Purchaser was merged with and into Radiant (the “Merger”), with Radiant surviving the Merger as a wholly-owned subsidiary of NCR.

Item 1.01. Entry Into a Material Definitive Agreement.

Overview

On August 22, 2011 (the “Effective Date”), in connection with the Transaction, NCR entered into a credit agreement (the “Credit Agreement”) with and among the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as the administrative agent. The Credit Agreement consists of senior secured credit facilities (the “Credit Facilities”) in an aggregate amount of $1,400,000,000, consisting of a term loan facility (the “Term Loan Facility”) in the amount of $700,000,000 (the loans thereunder, the “Term Loans”) and a revolving facility (the “Revolving Facility”) in the amount of $700,000,000 (the loans thereunder, the “Revolving Loans,” and together with the Term Loans, the “Loans”). The Credit Facilities are available to finance the Transaction, to pay fees and expenses related thereto, to refinance existing indebtedness of NCR and Radiant, and for working capital requirements and other general corporate purposes. After consummation of the Merger, NCR can request, at any time and from time to time, the establishment of one or more Term Loan and/or Revolving Credit Facilities with commitments in an aggregate amount not to exceed $500,000,000, the proceeds of which can be used for working capital requirements and other general corporate purposes. Under the Credit Agreement, J.P. Morgan Securities LLC (“JPMorgan”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Merrill Lynch Pierce Fenner & Smith Incorporated (“MLPFS”) and RBC Capital Markets (“RBCCM”) will act as joint lead arrangers and joint bookrunners and MLPFS, Morgan Stanley and RBCCM will act as joint syndication agents. The Bank of Tokyo-Mitsubishi UFJ, Ltd., will also act as joint bookrunner. JPMCB will act as sole administrative agent and collateral agent. NCR may voluntarily prepay borrowings under the Credit Facilities at any time and from time to time, without premium or penalty, other than customary “breakage costs” and fees for LIBOR-based Loans.

Interest Rates

Amounts outstanding under the Credit Facilities bear interest, at NCR’s option, at a base rate equal to the highest of (a) the federal funds rate plus 0.5%, (b) JPMCB’s “prime rate” and (c) the one-month LIBOR rate plus 1.00% (the “Base Rate”) or LIBOR, plus a margin ranging from 0.25% to 1.50% for Base Rate-based loans that are either term loans or revolving loans and ranging from 1.25% to 2.50% for LIBOR-based loans that are either term loans or revolving loans, depending on NCR’s consolidated leverage ratio. Interest for Base Rate-based loans based upon the JPMCB “prime rate” will be calculated on the basis of a 365-day year and interest for LIBOR-based loans and other Base Rate-based loans will be calculated on the basis of a 360-day year.

Fees

NCR will pay an undrawn commitment fee ranging from 0.25% to 0.50% (depending on NCR’s consolidated leverage ratio) on the unused portion of the Revolving Facility. For letters of credit issued under the Revolving Facility, NCR will pay a fronting fee to be agreed upon on the aggregate face amount of each letter of credit and a fee on all outstanding letters of credit at a per annum rate equal to the margin then in effect with respect to LIBOR-based loans under the Revolving Facility on the face amount of such letter of credit.

Amortization

The outstanding principal balance of the Term Loans is required to be repaid in equal installments of $17,500,000 on the last day of each December, March, June and September, beginning March 31, 2013, with the balance being due at maturity on August 22, 2016.

Guarantee and Security

Pursuant to a Guarantee and Pledge Agreement, dated as of August 22, 2011 (the “Collateral Agreement”), among NCR, certain wholly owned domestic subsidiaries of NCR identified therein (the “Guarantors”) and JPMorgan Chase Bank, N.A., as collateral agent, all obligations under the Credit Agreement are unconditionally guaranteed by the Guarantors. Other existing and subsequently acquired domestic subsidiaries of NCR and the Guarantors, will become Guarantors in the future, whether as a result of the Merger or by entering into supplements to the Collateral Agreement.

Also pursuant to the Collateral Agreement, all obligations under the Credit Agreement, and the guarantees of such obligations, are secured by a first priority lien and security interest, subject to customary exceptions, in certain equity interests owned by NCR and the Guarantors in certain of their respective domestic and foreign subsidiaries (limited, in the case of foreign subsidiaries, to less than 66 2/3% of the voting stock of such subsidiaries and 100% of the non-voting stock of such subsidiaries). Certain equity interests owned by existing and subsequently acquired subsidiaries may also be pledged in the future. On the first day on which NCR achieves an Investment Grade Rating (as defined in the Credit Agreement), the liens on the collateral will automatically terminate and be deemed to have been released. If NCR fails to maintain its Investment Grade Rating (as defined in the Credit Agreement) at any time following such date that the liens are released, then NCR shall deliver written notice thereof to the Administrative Agent and as promptly as practicable thereafter (but in any event no later than thirty (30) days) grant to the Administrative Agent a security interest in all of the collateral.

Representations, Warranties, Covenants and Events of Default

The Credit Agreement contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants and certain conditions that are customarily required for similar financings. The terms of certain covenants will be less restrictive if NCR achieves an Investment Grade Rating (as defined in the Credit Agreement). In addition, commencing with the fiscal quarter ending December 31, 2011, NCR may not permit its Leverage Ratio to exceed (i) 3.50 to 1.00, in the case of any fiscal quarter ending prior to December 31, 2013, (ii) 3.25 to 1.00, in the case of any fiscal quarter ending on or after December 31, 2013 and prior to December 31, 2014, and (iii) 3.00 to 1.00, in the case of any fiscal quarter ending on or after December 31, 2014. In addition, NCR must maintain an interest coverage ratio of at least (i) 3.50 to 1.00, in the case of any four consecutive fiscal quarters ending prior to December 31, 2013, and (ii) 4.00 to 1.00, in the case of any four consecutive fiscal quarters ending on or after December 31, 2013.

The Credit Agreement also contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and events constituting a change of control. The occurrence of an event of default could result in the termination of commitments under the Credit Facilities, the declaration that all outstanding loans are due and payable in whole or in part and the requirement of cash collateral deposits in respect of outstanding letters of credit.

The foregoing summary of the Credit Agreement and the Collateral Agreement (collectively, the “Credit Documents”) is not complete and is qualified in its entirety by reference to the Credit Agreement and the Collateral Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference.

The Credit Documents have been included to provide shareholders with information regarding the terms of such documents. The inclusion of such documents is not intended to provide any other factual information about NCR or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Documents were made solely for purposes of such documents and as of specific dates, were solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under any of the Credit Documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of

NCR or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Documents, which subsequent information may or may not be fully reflected in NCR’s public disclosures.

Item 1.02. Termination of a Material Definitive Agreement.

On August 22, 2011, in connection with entering into the Credit Agreement, NCR repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Five Year Revolving Credit Agreement, dated as of March 23, 2006, as amended and restated as of August 6, 2007, by and among NCR, the lenders party thereto, JPMorgan Chase Bank, N.A., as Issuing Bank and Administrative Agent, Bank of America, N.A., Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch, as Syndication Agents, BNP Paribas, Fifth Third Bank and The Bank of New York, as Documentation Agents, and J.P. Morgan Securities Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch, as Joint Lead Arrangers and Joint Bookrunners (the “Prior Credit Facility”) and terminated the Prior Credit Facility. No penalties were due in connection with such repayments.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Merger Agreement and upon the terms and conditions thereof, Purchaser commenced the Offer to acquire all of the Shares for $28.00 per Share in cash, without interest and less applicable withholding taxes (the “Offer Price” or the “Merger Consideration”).

On August 22, 2011, NCR announced the completion of the Offer, which expired at 12:00 midnight, New York City time, at the end of the day on August 19, 2011. According to BNY Mellon Shareowner Services, the depositary for the Offer, a total of approximately 35,859,237 Shares (including 2,115,733 Shares subject to guarantees of delivery) were validly tendered and not validly withdrawn as of the Offer expiration, representing approximately 87% of the outstanding Shares. On August 22, 2011, NCR announced that Purchaser had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not validly withdrawn prior to the expiration of the Offer.

On August 24, 2011, pursuant to the terms of the Merger Agreement, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase directly from Radiant an aggregate number of additional Shares of Radiant’s common stock (the “Top-Up Shares”) that, when added to the number of Shares already owned by NCR and its subsidiaries at the time of exercise of the Top-Up Option (which for these purposes does not include Shares that were tendered subject to guarantees of delivery), constituted one share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis. Pursuant to the exercise of the Top-Up Option, Purchaser purchased directly from Radiant a total of 32,843,392 Top-Up Shares at the Offer Price. Purchaser paid the purchase price for the Top-Up Shares by delivery of a promissory note.

Pursuant to the terms of the Merger Agreement, following the exercise of the Top-Up Option, Purchaser effected a short-form merger under Georgia law of Purchaser with and into Radiant (the “Merger”), with Radiant surviving the Merger as a wholly-owned subsidiary of NCR. At the effective time of the Merger, 5:01 p.m., Eastern Time, on August 24, 2011, each remaining issued and outstanding Share not tendered in the Offer (other than any Shares held by NCR or Radiant or any wholly-owned subsidiary of Radiant) was converted into the right to receive the Merger Consideration, subject to and excluding shares with respect to which the shareholder has validly exercised and not withdrawn appraisal rights under Georgia law.

The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger was approximately $1.26 billion. NCR provided Purchaser with sufficient funds to satisfy these obligations using cash on hand and borrowings under the Credit Agreement.

On August 22, 2011, NCR issued a press release announcing the expiration and completion of the Offer, its intention to exercise the Top-Up Option and its intention to effect the Merger. The full text of the press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

On August 24, 2011, NCR issued a press release announcing the completion of the Merger. The full text of the press release is included as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Credit Agreement and the Collateral Agreement contained in Item 1.01, above, are hereby incorporated into this Item 2.03 by reference.

Forward-looking Statements

This Report contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of NCR and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the Transaction; management plans relating to the Transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the parties are unable to successfully implement integration strategies; and other risks that are described in NCR’s SEC reports, including but not limited to the risks described in NCR’s Annual Report on Form 10-K for its fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011. NCR assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Report is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Report is required to be filed.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and among NCR Corporation, Ranger Acquisition Corporation and Radiant Systems, Inc., dated as of July 11, 2011 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by NCR on July 12, 2011).

10.1	Credit Agreement, dated as of August 22, 2011, by and among NCR Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Guarantee and Pledge Agreement, dated as of August 22, 2011, by and among NCR Corporation, the subsidiaries of NCR Corporation identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press release issued by NCR Corporation on August 22, 2011 (incorporated by reference to Exhibit (a)(5)(J) of Amendment No. 3 to the Schedule TO filed by NCR Corporation on August 22, 2011).

99.2	Press release issued by NCR Corporation on August 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels Senior Vice President, General Counsel & Corporate Secretary

Date: August 26, 2011

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among NCR Corporation, Ranger Acquisition Corporation and Radiant Systems, Inc., dated as of July 11, 2011 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by NCR on July 12, 2011).

10.1	Credit Agreement, dated as of August 22, 2011, by and among NCR Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Guarantee and Pledge Agreement, dated as of August 22, 2011, by and among NCR Corporation, the subsidiaries of NCR Corporation identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press release issued by NCR Corporation on August 22, 2011 (incorporated by reference to Exhibit (a)(5)(J) of Amendment No. 3 to the Schedule TO filed by NCR Corporation on August 22, 2011).

99.2	Press release issued by NCR Corporation on August 24, 2011.